UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2014

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 22, 2014, Skyline Corporation held its Annual Meeting of Shareholders at which the following matters were submitted to a vote of the security holders:

1.	Election of Directors for a One Year Term

Election of Directors

Nominee	Votes For	Votes Withheld	Shares Not Voted
Arthur J. Decio	5,746,496	334,755	2,309,993
John C. Firth	5,900,482	180,769	2,309,993
Jerry Hammes	5,741,446	339,805	2,309,993
William H. Lawson	5,741,636	339,615	2,309,993
David T. Link	5,740,534	340,717	2,309,993
Andrew J. McKenna	5,739,846	341,405	2,309,993
Bruce G. Page	5,900,902	180,349	2,309,993
Samuel S. Thompson	5,545,916	535,335	2,309,993

2.	Ratification of the Appointment of Crowe Horwath LLP as Independent Accounting Firm for fiscal year 2015

Votes For	Votes Against	Votes Abstain	Shares Not Voted
7,734,256	26,478	9,608	620,902

3.	Advisory vote on the compensation of Named Executive Officers for fiscal year 2014

Votes For	Votes Against	Votes Abstain	Shares Not Voted
4,952,970	94,293	1,033,988	2,309,993

Item 7.01	Regulation FD Disclosure.

At the Annual Meeting of Shareholders, a shareholder asked how many orders the Corporation received a recent recreational vehicle trade show held in Elkhart, Indiana. The response was that more orders were received as compared to last year’s show.

Following the meeting, the Board of Directors elected the following persons as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors (September 21, 2015) or until their successors are elected and qualify:

Bruce G. Page	President and Chief Executive Officer
Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer
Terrence M. Decio	Vice President, Marketing & Sales
Martin R. Fransted	Controller & Secretary
Robert C. Davis	Vice President, Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: September 23, 2014	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer